UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2013

FEIHE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	001-32473	90-0208758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Star City International Building, 10 Jiuxianqiao Road, C-16th Floor Chaoyang District, Beijing, China 100016
(Address of Principal Executive Offices, including Zip Code)

+86 (10) 8457-4688 (Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Stock Holders.

Feihe International, Inc. (the “Company”) held its special meeting of shareholders (the “Special Meeting”) on June 26, 2013. The purposes of the Special Meeting, as described in detail in the Company’s definitive proxy statement dated May 20, 2013, as supplemented by a supplement dated June 6, 2013, for the Special Meeting (the “Proxy Statement”), were (i) to approve the Agreement and Plan of Merger, dated March 3, 2013 (the “merger agreement”), by and among Diamond Infant Formula Holding Limited, a Cayman Islands exempted company (“Holdco”), Platinum Infant Formula Holding Limited, a Cayman Islands exempted company and a wholly owned subsidiary of Holdco (“Parent”), Infant Formula Merger Sub Holding Inc., a Utah corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, providing for the merger of Merger Sub with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the “merger,” and such proposal, the “Merger Proposal”), and (ii) to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the merger agreement (such proposal, the “Adjournment Proposal”).

The Merger Proposal required the affirmative vote of (a) shareholders holding at least a majority of the shares of Company common stock outstanding at the close of business on the record date, and (b) shareholders (other than any of Holdco, Parent, Merger Sub, Mr. You-Bin Leng, Mr. Hua Liu, Mr. Sheng-Hui Liu, and Morgan Stanley Private Equity Asia III Holdings (Cayman) Ltd and their respective affiliates) holding at least a majority of the outstanding shares of the Company common stock at the close of business on the record date other than shares of the Company common stock beneficially owned by Mr. You-Bin Leng, Mr. Hua Liu, Mr. Sheng-Hui Liu (the “Unaffiliated Shares”).

The total number of shares present in person or by proxy was equal to approximately 77.3% of the total shares of the Company common stock entitled to vote, thereby constituting a quorum for the purpose of the Special Meeting.

The results of the vote for each proposal were as follows:

Proposal 1 – the Merger Proposal

	For	Against	Abstain	Broker Non-Votes
All shares of Company common stock	14,807,334	382,138	107,582	4,654
Unaffiliated Shares of Company common Stock	6,628,209	382,138	107,582	4,654

The votes in favor of the Merger Proposal were sufficient to approve the Merger Proposal.

Proposal 2 – the Adjournment Proposal

As the Merger Proposal was approved, it was not necessary to tabulate votes on the Adjournment Proposal.

Item 8.01	Other Events.

On June 26, 2013, the Company issued a press release relating to the announcement of the result of the Special Meeting. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Feihe International, Inc., dated June 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2013	FEIHE INTERNATIONAL, INC.

	By:	/s/ Hua Liu
	Name:	Hua Liu
	Title:	Vice Chairman, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Feihe International, Inc., dated June 26, 2013.